Exhibit 99.4

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                               TO THE HOLDERS OF:
BANK OF                    The Bank of New York, as Trustee under the
  NEW                               LEHMAN CORP. BND-BACKED CTS 1996 WALMART 2
 YORK                               REFERENCE NO.

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York, as Trustee, submits the following cash basis statement for the calendar month ending December 31, 1997.

INTEREST ACCOUNT
Balance as of June 30, 1997.....................................          $0.00
        Schedule Income received on securities..................    $792,968.75
        Unscheduled Income received on securities...............          $0.00
        Scheduled Interest received from Swap Counterparty......          $0.00
        Unscheduled Interest received from Swap Counterparty....          $0.00
LESS:
        Distribution to Beneficial Holders........   $765,625.00
        Distribution to Retained Interest Holder..    $25,093.75
        Trustee Fees..............................     $2,250.00    $792,968.75
Balance as of December 31, 1997.................................          $0.00
PRINCIPAL ACCOUNT
Balance as of June 30, 1997.....................................
        Scheduled Principal payment received on securities......          $0.00
LESS:
        Distribution to Beneficial Holders........         $0.00
Balance as of December 31, 1997.................................          $0.00

               UNDERLYING SECURITIES HELD AS OF DECEMBER 31, 1997
Notion
Amount                                      Title of Security
------                                      -----------------
21,875,000                                  WALMART STORES INC. DEB
                                            CUS# 931142AS2


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